UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2024

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Barton Springs Road, Suite 300 Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CORZQ	*
Warrants, exercisable for shares of common stock	CRZWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on January 3, 2023 under the Symbols “CORZQ” and “CRZWQ,” respectively.

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on December 21, 2022, Core Scientific, Inc. (the “Company”) and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Additional information about the Chapter 11 Cases, including access to Court documents, is available online at cases.stretto.com/CoreScientific/, a website administered by Stretto, Inc., a third-party bankruptcy claims and noticing agent. The information on this web site is not incorporated by reference into, and does not constitute part of, this Form 8-K.

Also, as previously disclosed, the Debtors filed with the Bankruptcy Court (i) on November 16, 2023, the Third Amended Joint Chapter 11 Plan of Reorganization of Core Scientific, Inc. and its Affiliated Debtors (the “Third Amended Plan”) and the related Disclosure Statement (the “Initial Disclosure Statement”); (ii) on December 8, 2023, a supplement to the Third Amended Plan (the “Initial Plan Supplement”); (iii) on December 11, 2023, a further supplement to the Third Amended Plan (the “Amended Plan Supplement); (iv) on December 26, 2023, the Fourth Amended Joint Chapter 11 Plan of Reorganization of Core Scientific, Inc. and its Affiliated Debtors (the “Initial Fourth Amended Plan”); (v) on December 27, 2023, a supplement to the Initial Fourth Amended Plan (the “Second Amended Plan Supplement”); (vi) on December 28, 2023, the solicitation versions of the Initial Fourth Amended Plan (the “Fourth Amended Plan”) and the supplement to the Disclosure Statement (the “Disclosure Statement Supplement” and, together with the Initial Disclosure Statement, the “Disclosure Statement”); and (vii) on January 5, 2024 a further supplement to the Fourth Amended Plan (the “Third Amended Plan Supplement”).

On January 15, 2024, the Debtors filed with the Bankruptcy Court the Fourth Amended Joint Chapter 11 Plan of Reorganization of Core Scientific, Inc. and its Affiliated Debtors (with Technical Modifications) (the “Plan”). A copy of the Plan is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 16, 2024, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. A copy of the Confirmation Order, with a copy of the Plan as confirmed attached thereto, is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. Capitalized terms used but not otherwise defined in the Current Report on Form 8-K have the meanings given to them in the Plan. The documents contained in the Plan Supplement (as defined below), as the same has been amended from time to time prior to confirmation of the Plan, and may be further amended prior to the effective date of the Plan (the “Effective Date”) or as otherwise set forth in the Plan or Confirmation Order, are integral to, and are considered part of, the Plan. The Company can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan prior to the Effective Date.

The following is a summary of the material terms of the Plan. This summary describes only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order.

Pursuant to the Plan, there will be a restructuring that provides for, among other things, the treatment for certain classes of claims and interests as follows:

•

April Convertible Notes Secured Claims. Holders of Allowed April Convertible Notes Secured Claims shall receive (i) such Holder’s Pro Rata Share of the New Secured Notes, (ii) such Holder’s Pro Rata Reduced Convertible Notes Share of (a) the New Secured Convertible Notes and (b) the Convertible Noteholders Equity Distribution, (iii) such Holder’s Pro Rata Convertible Notes Equity Distribution Share of the Contingent Payment Obligations, and (iv) such Holder’s Pro Rata Total Convertible Notes Share of (a) the First Incremental Convertible Noteholders Equity Distribution (if any) and (b) the Second Incremental Convertible Noteholders Equity Distribution (if any); provided, that, any Holder of an Allowed April Convertible Notes Secured Claim that is an Exit Lender shall have its distribution of new common equity of the Reorganized Parent (the “New Common Stock”) pursuant to the Convertible Noteholders Equity Distribution in the preceding clause (ii)(b) reduced on a dollar-for-dollar basis in the amount of its respective share of the Designated Amount on account of such Holder’s respective share of first-lien delayed draw term loans under the Exit Credit Agreement (without redistribution of such amounts so reduced being allocated to other Holders of Allowed Convertible Notes Claims); provided, further, that, notwithstanding the foregoing, the distribution of the Second Incremental Convertible Noteholders Equity Distribution (if any) shall not occur until entry of a Final Order approving the Professional Fee Claims of the Equity Committee.

•

August Convertible Notes Secured Claims. Holders of Allowed August Convertible Notes Secured Claims shall receive (i) such Holder’s Pro Rata Reduced Convertible Notes Share of (a) the New Secured Convertible Notes and (b) the Convertible Noteholders Equity Distribution, (ii) such Holder’s Pro Rata Convertible Notes Equity Distribution Share of the Contingent Payment Obligations, and (iii) such Holder’s Pro Rata Total Convertible Notes Share of (a) the First Incremental Convertible Noteholders Equity Distribution (if any) and (b) the Second Incremental Convertible Noteholders Equity Distribution (if any); provided that, any Holder of an Allowed August Convertible Notes Secured Claims that is an Exit Lender shall have its distribution of New Common Stock pursuant to the Convertible Noteholders Equity Distribution in the preceding clause (i)(b) reduced on a dollar-for-dollar basis in the amount of its respective share of the Designated Amount on account of such Holder’s respective share of first-lien delayed draw term loans under the Exit Credit Agreement (without redistribution of such amounts so reduced being allocated to other Holders of Allowed Convertible Notes Claims); provided, further, that, notwithstanding the foregoing, the distribution of the Second Incremental Convertible Noteholders Equity Distribution (if any) shall not occur until entry of a Final Order approving the Professional Fee Claims of the Equity Committee.

•

Miner Equipment Lender Secured Claims. Each Holder of an Allowed Miner Equipment Lender Claim that elected to receive the Miner Equipment Lender Treatment Election 1 shall receive New Common Stock with a value, based on Plan Value, equal to one hundred percent (100%) of such Holder’s Allowed Miner Equipment Lender Claim Amount Each Holder of an Allowed Miner Equipment Lender Secured Claim that elected to receive the Miner Equipment Lender Treatment Election 2 shall receive such Holder’s applicable Miner Equipment Lender Takeback Debt (Election 2).

In accordance with the Plan, Holders waived any recovery distributable pursuant to section 4.8 of the Plan on account of such Holder’s Allowed Miner Equipment Lender Deficiency Claim.

•

General Unsecured Claims. Holders of Allowed General Unsecured Claims shall receive (x) New Common Stock with a value, based on Plan Value, equal to one-hundred percent of such Holder’s Allowed General Unsecured Claim, (y) such Holder’s Pro Rata Share of the GUC Settlement Additional Equity Distribution Amount, and (z) such Holder’s Pro Rata Share of the GUC Contingent Payment Obligations; provided, that, to the extent that a Holder of a General Unsecured Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims against any other Debtors arising from or relating to the same obligations or liability as such General Unsecured Claim, such Holder shall only be entitled to a distribution on one General Unsecured Claim against the Debtors in full and final satisfaction of all such Claims.

Except as otherwise agreed pursuant to a settlement with the Debtors, the Allowed amount of any General Unsecured Claim shall include all interest accrued from the Petition Date through the date of distribution at the Federal Judgment Rate.

•

Convenience Claims. Holders of Allowed Convenience Claims shall receive Cash in an amount equal to such Holder’s Allowed Convenience Claim; provided, that, to the extent that a Holder of a Convenience Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims against any other Debtors arising from or relating to the same obligations or liability as such Convenience Claim, such Holder shall only be entitled to a distribution on one Convenience Claim against the Debtors in full and final satisfaction of all such Claims.

•

Section 510(b) Claims. Holders of Allowed Section 510(b) Claims shall receive (i) such Holder’s Pro Rata Equity Share of the Residual Equity Pool, (ii) such Holder’s Pro Rata Equity Share of New Warrants, and (iii) in lieu of the right to participate in the Rights Offering, either Cash, New Common Stock, New Warrants, or some combination thereof, at the option of the Debtors or Reorganized Debtors, as applicable, in an amount equal to the value (if New Common Stock, at Plan Value) of the Subscription Rights that would have been distributable to such Holder if Subscription Rights were distributed to Holders of such Section 510(b) Claims.

•

Existing Common Interests. Holders of Existing Common Interests shall receive (i) such Holder’s Pro Rata Equity Share of the Residual Equity Pool, and (ii) such Holder’s Pro Rata Equity Share of the New Warrants; provided, that, with respect to any Existing Common Interests that are Unvested Restricted Stock, (x) such Holder’s treatment shall be (1) such Holder’s Pro Rata Equity Share of the Residual Equity Pool, (2) in lieu of New Warrants, New Common Stock with a value, based on Plan Value, equal to the value of the New Warrants that would have been distributable to such Holder if New Warrants were distributed to Holders of Unvested Restricted Stock, and (3) in lieu of the right to participate in the Rights Offering, New Common Stock with a value, based on Plan Value, equal to the value of the Subscription Rights that would have been distributable to such Holder if Subscription Rights were distributed to Holders of Unvested Restricted Stock, and (y) any New Common Stock distributed to Holders on account of such Unvested Restricted Stock will be subject to the same restrictions/vesting conditions applicable to such Unvested Restricted Stock as of the Effective Date.

As of January 16, 2024, the Company had 388,258,028 issued and outstanding shares of common stock (which includes vested but undistributed restricted stock units). Pursuant to the Plan, the Company will, as of the Effective Date: (a) cancel all outstanding shares of the Company’s common stock and (b) issue approximately 166.0 million shares of New Common Stock, including approximately 17.9 million shares of New Common Stock to be issued in connection with the Equity Rights Offering.

In addition, in accordance with the Plan, for purposes of calculating (x) the total number of shares of New Common Stock and New Warrants to be distributed to Holders of Claims and Interests on the Effective Date and the maximum number of shares of New Common Stock and New Warrants to be issued to Holders of Disputed Claims that subsequently become Allowed and (y) the proper allocation of such shares of New Common Stock and New Warrants among such Holders, the Company has treated as issued (but not actually issued) (i) approximately 7.5 million Disputed Class 8A and Disputed Class 11 Claim shares of New Common Stock and (ii) approximately 0.2 million shares of New Common Stock pursuant to the Second Incremental Convertible Noteholders Equity Distribution. The Company will issue such shares of New Common Stock subsequent to the Effective Date.

Further, the Company (i) has reserved for issuance up to approximately 2.2 million shares of New Common Stock as treasury stock in an amount sufficient to issue to Holders of Unvested RSUs and Stock Options their requisite New Common Stock, assuming that all Unvested RSUs will vest and all Stock Options are exercised, and (ii) will, on or after the Effective Date, issue approximately 10.8 million shares pursuant to the Bitmain Transaction.

As of the Effective Date, the Company expects to have an aggregate amount of approximately 166.0 million shares of New Common Stock issued and outstanding. The Company intends to apply to list the New Common Stock on the Nasdaq Global Market.

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Debtors’ monthly operating reports for the period beginning November 1, 2023 and ending November 30, 2023 (collectively, the “November Monthly Operating Reports”), which were filed with the Bankruptcy Court on December 31, 2023 and are attached to the Company’s Current Report on Form 8-K, dated January 2, 2024, as Exhibits 99.1 through 99.11. The Company cautions investors and potential investors not to place undue reliance upon the information contained in the November Monthly Operating Reports, which were not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The November Monthly Operating Reports are limited in scope, cover a limited time period and have been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The November Monthly Operating Reports were not audited or reviewed by independent accountants, were not prepared in accordance with generally accepted accounting principles in the United States, are in a format prescribed by applicable bankruptcy laws or rules, and are subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the November Monthly Operating Reports are complete. The November Monthly Operating Reports also contain information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the November Monthly Operating Reports should not be viewed as indicative of future results.

Item 7.01	Regulation FD Disclosure.

Press Release

On January 16, 2024, the Company issued a press release announcing the Bankruptcy Court’s entry of the Confirmation Order. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Plan Supplement

On January 16, 2024, the Debtors filed with the Bankruptcy Court a further supplement to the Plan (the “Fourth Amended Plan Supplement” and, together with the Initial Plan Supplement, the Amended Plan Supplement, the Second Amended Plan Supplement and the Third Amended Plan Supplement, the “Plan Supplement”). The Plan Supplement includes certain documents related to the Plan and referenced therein, including, among other things: the (i) forms of New Corporate Governance Documents, solely with respect to the Reorganized Parent, (ii) form of New Secured Convertible Notes Indenture, (iii) form of New Secured Notes Indenture, (iv) form of Contingent Payment Obligations Agreement, (v) forms of New Miner Equipment Lender Debt Documents, (vi) form of Exit Credit Agreement, (vii) form of New Warrants Agreement, (viii) form of New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, Exit Facility) (the “New Intercreditor Agreement”), (ix) disclosures related to the New Board pursuant to Section 1129(a)(5) of the Bankruptcy Code, (x) Restructuring Transactions Exhibit and (xi) schedules of retained causes of action, rejected contracts, assumed contracts, Allowed General Unsecured Claims.

The foregoing description of the Fourth Amended Plan Supplement does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended Plan Supplement, a copy of which is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information being furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 and Exhibit 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Information

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 Cases including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in its Chapter 11 Cases, successfully enter into and implement a restructuring plan, emerge from Chapter 11 and achieve significant cash flows from operations; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; finalization and receipt of the replacement debtor-in-possession facility; satisfaction of any conditions to which the Company’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock and the risks related to trading on the OTC Pink Market; as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1	Confirmation Order, dated January 16, 2024.

99.1	Debtors’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Core Scientific, Inc. and its Affiliated Debtors, dated January 15, 2024.

99.2	Press Release, dated January 16, 2024.

99.3	Fourth Amended Plan Supplement, dated January 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Date: January 17, 2024	By:	/s/ Todd M. DuChene
		Name:	Todd M. DuChene
		Title:	Chief Legal Officer and Chief Administrative Officer